UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 18, 2011

XO HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-30900	54-1983517
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13865 Sunrise Valley Drive
Herndon, Virginia 20171
(Address of Principal Executive Offices)

(703) 547-2000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

XO Holdings, Inc. ("XO Holdings” or the “Company”) and ACF Industries Holding Corp., a Delaware corporation (“ACF”) have completed the merger as of 4:45 p.m. on August 18, 2011 (the “Effective Time”) of the Company with XO Merger Corp. pursuant to the Agreement and Plan of Merger, dated as of July 11, 2011 (the “Merger Agreement”). The Merger Agreement provided for the merger (the “Merger”) with XO Merger Corp. (the “Merger Sub”) with and into the Company, with the Company being the surviving entity.  XO Merger Corp. was a Delaware corporation owned by ACF Industries Holding Corp., a Delaware Corporation, and its affiliates (collectively, the “Parent Group”).  Each member of Parent Group and Merger Sub are affiliates of Carl C. Icahn, the Chairman of the Company’s Board of Directors and beneficial owner of approximately 91.76% of the combined voting power of the Company’s outstanding shares of capital stock consisting of his beneficial ownership of 113,410,769 shares of the 182,075,165 outstanding shares of the Company’s common stock, par value $0.01 (the "Company Common Stock") and 100% of the outstanding shares of the Class B and Class C preferred stock

As a result of the Merger, the Company has become a privately held company; the Company Common Stock has ceased trading on the Over the Counter Bulletin Board (“OTCBB”) and will no longer be listed on the OTCBB or Pink Sheets. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than (i) shares owned by the Parent Group or held in treasury, and (ii) shares in respect of which appraisal rights have been properly exercised under Delaware law) has been canceled and automatically converted into the right to receive $1.40 in cash without interest plus a non-transferable, uncertificated contract right to receive a pro rata share of certain proceeds received by Parent Group or its affiliates in certain circumstances if Parent Group or its affiliates should sell or agree to sell XO Holdings or its assets within one year of the date of execution of the Merger Agreement and such sale is consummated.

Item 8.01. Other Events

On August 18, 2011, the Company issued a press release announcing the consummation of the Merger and the delisting of the Company’s common stock.  A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Cautionary Language Concerning Forward-Looking Statements

The statements contained in this release that are not historical facts are "forward-looking statements" (as such term is defined in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties. These statements include those describing our expectations regarding the Merger, delisting of Company Common Stock, receipt of instructions and  procedures for receipt of Merger Consideration. Management cautions the reader that these forward-looking statements are only predictions and are subject to a number of both known and unknown risks and uncertainties, and actual results, performance, and/or achievements of XO Holdings, Inc. may differ materially from the future results, performance, and/or achievements expressed or implied by these forward-looking statements as a result of a number of factors. Other factors to consider also include the risk factors described from time to time in the reports filed by XO Holdings, Inc. with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2010 and its quarterly reports on Form 10-Q. XO Holdings, Inc. undertakes no obligation to update any forward-looking statements, except as otherwise required by law.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release, dated August 18, 2011, regarding Consummation of the Merger and Termination of XO Holdings, Inc. Common Stock from the OTCBB.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XO HOLDINGS, INC.

By:	/s/ Laura W. Thomas
Name: Laura W. Thomas
Title: Senior Vice President & Chief Financial Officer

Date: August 18, 2011

  EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated August 18, regarding Consummation of the Merger and Termination of XO Holdings, Inc. Common Stock from the OTCBB.